Exhibit 99

MOBIL ANNOUNCES ESTIMATED SECOND QUARTER 1997 OPERATING EARNINGS
OF $870 MILLION

Fairfax, VA, July 23, 1997 -- Mobil Corporation today reported second quarter 1997 operating earnings of $870 million, $56 million higher than last year's second quarter earnings of $814 million. Operating earnings per common share were $1.09, compared with $1.02 in 1996, an increase of 7 percent. Including a special charge of $20 million for start-up costs associated with the Mobil-BP European alliance, net income for the quarter was $850 million, or $1.06 per share. Including a special charge of $31 million for implementation expenses for the Staff Redesign Project, last year's second quarter net income was $783 million, or $0.98 per share. These per share amounts reflect the two-for-one stock split which had a record date of May 20, 1997. Prior year per share amounts have been restated on a comparable basis.

In commenting on second quarter 1997 operating earnings compared with the same period in 1996, Chairman and Chief Executive Officer Lucio A. Noto said, "This quarter's earnings improvement resulted from volume growth initiatives in all business sectors, strong operating performance at our U.S. refineries and improved results in our lubes business. We also started to see benefits from the Mobil-BP downstream alliance in Europe. These improvements were partly offset by increased refinery downtime in Asia-Pacific and somewhat higher expenses related to new business development, primarily in upstream operations. Overall, business factors were slightly negative, as the unfavorable effects of lower crude oil prices, and downstream margins in Asia-Pacific, were largely offset by higher earnings related to international natural gas prices, downstream margins in Europe and petrochemical margins.

"Worldwide upstream production increased 7 percent from the second quarter of 1996 and was up 4 percent over the first six months of 1996. Increased production from growth programs in Nigeria and Equatorial Guinea, coupled with the effects of last year's acquisitions of Ampolex and an interest in the Tengiz field in Kazakstan, more than offset production lost as a result of substantial asset sales in North America. Downstream product sales were up by 6 percent versus the second quarter of 1996 in response to new business development initiatives and marketing programs, notably in the United States. Petrochemical volumes were substantially higher reflecting the benefits of recent aromatics expansions.

"Savings from expense initiatives were sufficient to offset the impact of inflation. In total, operating expenses were up as we incurred higher expenses for increased volumes and new business development."

Noto concluded, "Business fundamentals are unpredictable in the near term and cannot be relied upon to sustain or improve earnings. Therefore, we continue to manage our business for the long-term with the objectives of strengthening our asset base and ensuring profitable growth."

The following comments address the operating performance of the major business segments during the second quarter and first half of 1997, as compared with the same periods in 1996 (refer to Table 2):


      COMPARISON OF SECOND QUARTER 1997 WITH SECOND QUARTER 1996

- Exploration and Producing income was $458 million, $12 million lower than last year's second quarter.

     In the United States, income was $127 million, down $40 million, due to lower hydrocarbon prices and lower production volumes. The decrease in volumes resulted from asset sales and natural field declines. These unfavorable items were somewhat offset by lower exploration and producing expenses.

     International income of $331 million was $28 million higher. The effects of higher volumes from growth areas and higher prices for natural gas more than offset lower crude oil prices, higher exploration expenses and higher operating expenses in new venture areas.

- Marketing and Refining income of $420 million was $68 million higher than second quarter 1996.

     United States operations generated record quarterly income of $194 million, $25 million higher than last year, mainly due to higher fuels and lubes trade sales volumes, excellent refinery operating performance and lower expenses.

     International income of $226 million was $43 million higher than in 1996, primarily due to the effects of higher fuels and lubes trade sales volumes, improved fuels margins in Europe, mainly in the United Kingdom, and the initial benefits from the Mobil-BP alliance. These improvements were partially offset by a decline in Asia-Pacific due to lower margins, decreased aromatics income and increased refinery turnaround activity in Singapore and Australia.

- Chemical income of $91 million was $26 million higher than last year's second quarter. The improvement reflected higher volumes, notably petrochemicals, and higher margins for polyethylene resulting from higher prices and lower feedstock costs.

- Corporate and Financing expense was $99 million, $26 million higher than the comparable period last year, mainly due to higher average net debt balances and one-time favorable items in last year's second quarter.

          COMPARISON OF SIX MONTHS 1997 WITH SIX MONTHS 1996

Mobil's first half 1997 reported net income was $1,676 million, compared with $1,519 million for the same period of 1996. This year's net income included special charges of $38 million for implementation costs for the Mobil-BP downstream European alliance. First half 1996 net income included special charges of $31 million for expenses related to implementation of the Staff Redesign Project.

Excluding special items, first half operating earnings of $1,714 million were up $164 million, or 11 percent, from the comparable period of 1996. The improvement was due to the favorable impacts of worldwide volume growth in all sectors of the business and higher worldwide average crude oil, natural gas and polyethylene prices, and improved European downstream marketing margins. These favorable items were partly offset by lower U.S. and Asia-Pacific downstream margins, lower worldwide aromatics margins, a higher level of refinery downtime and higher expenses for new business development.

Investment Spending for the second quarter of 1997 was estimated at $1,453 million, a decrease of $1,192 million from the comparable period last year. For the first six months of 1997, investment spending was estimated at $2,287 million, compared with $3,684 million for six months of 1996. Last year's spending was higher for investments in Ampolex and Tengiz.

Mobil's estimated Return on Average Shareholders' Equity for the twelve months ended June 30, 1997, based on reported income, was
16.4 percent, compared with 16.0 percent for calendar year 1996. (On an operating basis, excluding special items, returns were 17.2 percent and 16.7 percent for the same periods.) Estimated Return on Average Capital Employed for the twelve months ended June 30, 1997, based on reported income, was 12.4 percent, compared with
12.7 percent for calendar year 1996. (On an operating basis, excluding special items, returns were 13.0 percent and 13.2 percent for the same periods.)

Mobil's estimated Debt-to-Capitalization Ratio was 30 percent at June 30, 1997, compared with 29 percent at December 31, 1996.

Common Stock Dividends were $0.53 per share in the second quarter of 1997 and $1.06 per share for the first half of 1997, $.03 and $.0975 per share higher than the comparable periods last year. These per share amounts reflect the two-for-one stock split and prior year amounts have been restated on a comparable basis.

Estimates of key financial and operating data are shown on the attached tables.


                                                               Table 1
                            MOBIL CORPORATION

                                Second Quarter            Six Months
                            --------------------  --------------------
                             1996   1997   Incr/   1996   1997   Incr/
INCOME  ($MM)                Act    Est   (Decr)   Act    Est   (Decr)
                            ------ ------ ------  ------ ------ ------
Petroleum Operations
  E&P: United States          167    127    (40)    322    351     29
       International          303    331     28     660    801    141
                            ------ ------ ------  ------ ------ ------
  Total Exploration &
     Producing                470    458    (12)    982  1,152    170

  M&R: United States          169    194     25     228    152    (76)
       International          183    206     23     364    380     16
                            ------ ------ ------  ------ ------ ------
  Total Marketing &
    Refining                  352    400     48     592    532    (60)
                            ------ ------ ------  ------ ------ ------
Total Petroleum               822    858     36   1,574  1,684    110

Chemical                       65     91     26     135    176     41
Corporate and Financing (a)  (104)   (99)     5    (190)  (184)     6
                            ------ ------ ------  ------ ------ ------
Net Income                    783    850     67   1,519  1,676    157
=======                     ====== ====== ======  ====== ====== ======

COMMON SHARES OUTSTANDING (MM)
  Average (b)               788.5  787.0   (1.5)  788.7  787.6   (1.1)
  End of Period (b)           ...    ...     ...  787.9  787.1   (0.8)

EARNINGS PER COMMON SHARE ($)
  Based on Net Income (b)(c) 0.98   1.06   0.08    1.89   2.10   0.21

DIVIDENDS
  Common Stock
    Total Paid ($MM)          394    417     23     759    835     76
    Per Share ($) (b)        0.50   0.53   0.03   0.963   1.06  0.098

  Preferred Stock ($MM)        13     13      -      27     26     (1)



(a) Includes the results of Real Estate operations and Mining and Minerals (substantially all of these businesses were sold in 1996), corporate administrative expenses, net financing expense and other items.

(b) Shares outstanding and per share amounts reflect the two-for-one stock split which had a record date of May 20, 1997. Prior year shares and per share amounts have been restated on a comparable basis.

(c) The earnings per common share calculation is based on income, less preferred stock dividend requirements, divided by the weighted average number of common shares outstanding.

                                                           Table 2
                            MOBIL CORPORATION

                                     Second Quarter            Six Months
                                 --------------------  --------------------

INCOME  ADJUSTED FOR SPECIAL      1996   1997   Incr/   1996   1997   Incr/
  ITEMS ($MM)                     Act    Est   (Decr)   Act    Est   (Decr)
                                 ------ ------ ------  ------ ------ ------
Petroleum Operations
  E&P: United States               167    127    (40)    322    351     29
       International               303    331     28     660    801    141
                                 ------ ------ ------  ------ ------ ------
  Total Exploration & Producing    470    458    (12)    982  1,152    170

  M&R: United States               169    194     25     228    152    (76)
             International         183    226     43     364    418     54
                                 ------ ------ ------  ------ ------ ------
  Total Marketing & Refining       352    420     68     592    570    (22)
                                 ------ ------ ------  ------ ------ ------
Total Petroleum                    822    878     56   1,574  1,722    148

Chemical                            65     91     26     135    176     41
Corporate and Financing (a)        (73)   (99)   (26)   (159)  (184)   (25)
                                 ------ ------ ------  ------ ------ ------
Operating Income
  Before Special Items             814    870     56   1,550  1,714    164

Special Items                      (31)   (20)    11     (31)   (38)    (7)
                                 ------ ------ ------  ------ ------ ------
Net Income                         783    850     67   1,519  1,676    157
=======                          ====== ====== ======  ====== ====== ======



EARNINGS PER COMMON SHARE ($)
  BASED ON:

     Operating Income Before
        Special Items (b)(c)      1.02   1.09   0.07    1.93   2.14   0.21

     Net Income (b)(c)            0.98   1.06   0.08    1.89   2.10   0.21



(a) Includes the results of Real Estate operations and Mining and Minerals
    (substantially all of these businesses were sold in 1996), corporate administrative expenses, net financing expense and other items.

(b) Per share amounts reflect the two-for-one stock split which had a record date of May 20, 1997. Prior year per share amounts have been restated on a comparable basis.

(c) The earnings per common share calculation is based on income, less preferred stock dividend requirements, divided by the weighted average number of common shares outstanding.

                                                          Table 3

                                 MOBIL CORPORATION

                           1996 by Quarter and Year            1997
SPECIAL ITEMS            -------------------------------   ------------
  AFFECTING INCOME ($MM)  1Q    2Q    3Q    4Q      Year    1Q     2Q
                                                            Act    Est
                         ----- ----- ----- -----    ----   -----  -----
E&P United States
  Asset Sales/Write-downs   -     -    82    37     119       -      -
  Asset Impairment          -     -     -   (69)    (69)      -      -
  Restructuring             -     -     -    (7)     (7)      -      -

E&P International
  Asset Sales/Write-downs   -     -    33   (21)     12       -      -
  Restructuring             -     -     -    (5)     (5)      -      -

M&R United States
  LIFO/Other Inv. Adj.      -     -     -    35      35       -      -

M&R International
  LIFO/Other Inv. Adj.      -     -     -     8       8       -      -
  Restructuring             -     -     -  (154)(b)(154)    (18)   (20)
  Other                     -     -     -   (27)    (27)      -      -

Corporate and Financing
  Asset Sales               -     -    14    16      30       -      -
  SRP Implementation (a)    -   (31)  (28)  (16)    (75)      -      -
                         ----- ----- ----- -----   -----   -----  -----
Total Special Items         -   (31)  101  (203)   (133)    (18)   (20)
                         ===== ===== ===== =====   =====   =====  =====



(a) Staff Redesign Project (SRP).

(b) Includes $145 million for Mobil/BP alliance.

                                                            Table 4
                              MOBIL CORPORATION
                                 Second Quarter           Six Months
                           -----------------------    ----------------------
INVESTMENT SPENDING ($MM)  1996     1997    Incr/     1996   1997      Incr/
                           Act      Est     (Decr)    Act    Est      (Decr)
                           ------   ------  ------    ------ ------   ------
Capital and Exploration
Expenditures

Petroleum Operations
  Exploration & Producing
    United States           154      136(a)    (18)    272    208(a)    (64)
    International           435      629       194     846  1,095       249
                          ------  ------    ------  ------ ------    ------
    Total E&P               589      765       176   1,118  1,303       185
                          ------  ------    ------  ------ ------    ------
  Marketing & Refining
    United States            92       77       (15)    174    152       (22)
    International           260      150(a)   (110)    487    244(a)   (243)
                          ------  ------    ------  ------ ------    ------
    Total M&R               352      227      (125)    661    396      (265)
                          ------  ------    ------  ------ ------    ------
Total Petrolem              941      992        51   1,779  1,699       (80)
Chemical                     79       70        (9)    131    124        (7)
Other                        23       20        (3)     45     31       (14)
                          -----   ------    ------  ------ ------    ------
Total Capital
  and Exploration         1,043    1,082        39   1,955  1,854      (101)
Cash Investments
   in Equity Companies    1,602(b)   371(a) (1,231)  1,729(b) 433(a) (1,296)
                          -----    -----    ------   -----  ------  ------
Total Investment Spending 2,645    1,453    (1,192)  3,684  2,287    (1,397)
                          =====    =====     ======  =====  =====    ======
Memo:
Exploration expenses charged to income, included above
    United States            24       11       (13)     33     16       (17)
    International            48       71        23     115    141        26
                          ------  ------    ------  ------  ------    ------
Total Exploration Expenses    72      82        10     148    157         9
                          ======  ======    ======  ======  ======    ======
OTHER FINANCIAL DATA ($MM)
Total Revenues            19,520  16,749(a) (2,771) 38,220 32,935(a) (5,285)

Depreciation, Depletion, and Amorrtization
                             603     615(a)     12   1,258  1,258(a)     -

Income Taxes                 805     738       (67)  1,591  1,602       11

AVERAGE U.S. PRICES
  Crude  ($/BBL)           17.12     16.18(c)(0.94)  16.48   17.43(c)  0.95
  NGL  ($/BBL)             11.54     11.02   (0.52)  11.93   12.10     0.17
  Natural Gas ($/MCF)       2.05      1.88   (0.17)   2.11    2.34     0.23

AVERAGE  INT'L. PRICES
  Crude  ($/BBL)           19.50     17.34   (2.16)  19.04   18.99    (0.05)
  Natural Gas ($/MCF)       2.50      2.63    0.13    2.51    2.84     0.33

(a) Includes impact of equity accounting for E&P U.S. alliance with Shell
    & M&R alliance with BP in Europe.

(b) Includes spending for the Ampolex acquisition that was fully consolidated in the third quarter of 1996.

(c) Excludes the impact of West Coast realizations for June due to implementation of the E&P U.S. alliance with Shell.

                                                         Table 5

                            MOBIL CORPORATION

                                Second Quarter           Six Months
                            ----------------------  ----------------------
                             1996    1997   Incr/    1996    1997   Incr/
OPERATING HIGHLIGHTS         Act     Est    (Decr)   Act     Est    (Decr)
                            ------  ------  ------  ------  ------  ------

NET PRODUCTION OF LIQUIDS
(TBD)
  United States               278     248     (30)    274     241     (33)

  Australia                    36      33      (3)     29      30       1
  Canada                       52      46      (6)     53      45      (8)
  Equatorial Guinea             -      31      31       -      28      28
  Indonesia                    69      47     (22)     75      52     (23)
  Kazakstan                    12      42      30       6      38      32
  Nigeria                     201     251      50     198     247      49
  Norway                       83      82      (1)     83      80      (3)
  United Kingdom               58      74      16      62      75      13
  Middle East/Other            46      68      22      49      69      20
                            ------  ------  ------  ------  ------  ------
  Total International         557     674     117     555     664     109
                            ------  ------  ------  ------  ------  ------
  Worldwide                   835     922      87     829     905      76
                            ======  ======  ======  ======  ======  ======

NET PRODUCTION OF NATURAL GAS (MMCFD)

  United States             1,387   1,136    (251)  1,407   1,172    (235)

  Canada                      396     375     (21)    421     373     (48)
  Germany                     537     402    (135)    531     497     (34)
  Indonesia                 1,291   1,527     236   1,474   1,593     119
  United Kingdom              525     644     119     717     733      16
  Other                       132     311     179     141     306     165
                            ------  ------  ------  ------  ------  ------
  Total International       2,881   3,259     378   3,284   3,502     218
                            ------  ------  ------  ------  ------  ------
  Worldwide                 4,268   4,395     127   4,691   4,674     (17)
                            ======  ======  ======  ======  ======  ======
TOTAL NET
  PRODUCTION (TBDOE)        1,608   1,718     110   1,679   1,752      73
                            ======  ======  ======  ======  ======  ======

                                                                Table 6
                             MOBIL CORPORATION

                                Second Quarter           Six Months
                             --------------------   ---------------------
                              1996   1997  Incr/     1996   1997   Incr/
OPERATING HIGHLIGHTS          Act    Est   (Decr)    Act    Est    (Decr)
                             ------ ------ ------   ------ ------  ------
REFINERY RUNS (TBD)
  Runs for Mobil by Mobil
    United States              939    978     39      909    919      10
    Europe (a)                 327    377     50      319    365      46
    Asia-Pacific               688    574   (114)     697    634     (63)
    All Other                  187    188      1      181    186       5
                             ------ ------ ------   ------ ------  ------
    Total                    2,141  2,117    (24)   2,106  2,104      (2)
  Runs for Mobil by Others       9      -     (9)       9      -      (9)
                             ------ ------ ------   ------ ------  ------
  Worldwide Runs for Mobil   2,150  2,117    (33)   2,115  2,104     (11)
                             ====== ====== ======   ====== ======  ======
PETROLEUM PRODUCT SALES (TBD)
  United States
    Automotive Gasoline
      Sales to Trade           552    573     21      544    559      15
      Supply/Other Sales       222    288     66      195    245      50
                             ------ ------ ------   ------ ------  ------
    Total Automotive Sales     774    861     87      739    804      65
    Distillates/Jet Fuel       289    332     43      326    369      43
    Other                      236    256     20      226    231       5
                             ------ ------ ------   ------ ------  ------
    Total United States      1,299  1,449    150    1,291  1,404     113
  Europe (a)                   779    809     30      800    773     (27)
  Asia-Pacific                 772    767     (5)     795    814      19
  All Other                    349    360     11      364    376      12
                             ------ ------ ------   ------ ------  ------
    Total International      1,900  1,936     36    1,959  1,963       4
                             ------ ------ ------   ------ ------  ------
  Worldwide                  3,199  3,385    186    3,250  3,367     117
                             ====== ====== ======   ====== ======  ======
CHEMICAL SALES (MM LBS)
  Worldwide Polyethylene Resin 638    679     41    1,314  1,376      62
  Worldwide Paraxylene         242    320     78      529    666     137

CHEMICAL SALES BY PRODUCT CATEGORY ($MM)
  Petrochemicals               434    525     91      952  1,051      99
  Films Products               200    193     (7)     380    385       5
  Chemical Products             30     33      3       58     67       9
  Plastics/Other                34      -    (34)      73      -     (73)
                             ------ ------ ------   ------ ------  ------
    Total                      698    751     53    1,463  1,503      40
                             ====== ====== ======   ====== ======  ======


(a) Includes Mobil's share for the M&R alliance with BP in Europe.

